Exhibit 99.1

               The Middleton Doll Company's Subsidiary
                 Wins Copyright Infringement Verdict

    PEWAUKEE, Wis.--(BUSINESS WIRE)--July 30, 2004--The Middleton Doll Company (OTCBB:DOLL) today announced that its Lee Middleton Original Dolls, Inc. subsidiary won a copyright infringement verdict against Seymour Mann, Inc.
    On Friday, July 23, 2004, a federal jury in Milwaukee returned a verdict in favor of Lee Middleton Original Dolls, Inc. on a claim of copyright infringement against Seymour Mann, Inc., a New York-based importer of dolls and other products. The jury determined that certain dolls sold by Seymour Mann contained unauthorized copies of copyrighted face, hand and foot sculptures created exclusively for Lee Middleton Original Dolls, Inc. by renowned doll artist Reva Schick.
    "We are pleased to have prevailed on our copyright claim," said George R. Schonath, president and chief executive officer of The Middleton Doll Company. "We hope the result will send the message that Lee Middleton Original Dolls is prepared to aggressively pursue infringements on its copyrights--whether manufacturers or importers--to the full extent allowed by law."
    The company also announced the introduction of a Certificate of Authenticity designed to protect both the artwork of sculptors like Reva Schick and the value of Lee Middleton Original Dolls, Inc. dolls purchased by collectors. The company plans to include a certificate, signed by the artist, with the purchase of dolls in its Artist's Studio Collection(TM). The certificate will state that the doll contains exclusively-licensed reproductions of original sculptures created by the artist.
    Schonath said, "The new artist certificates will reassure our collectors as to the integrity of our products. In addition, we are asking our dealers to help us identify infringing products. I believe we have a responsibility to protect our collectors from unauthorized reproductions of dolls created from the artist's original sculptures."

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer, manufacturer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust (REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com



    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300